November 26, 2004

PARADIGM ENTERPRISES, INC.
12880 Railway Avenue, Unit 35
Richmond, British Columbia

Re:	Participation Proposal
Todd Creek Property, Alberta

Whereas Win Energy Corporation (“Win”) has acquired a land position in the above noted property and whereas Paradigm Enterprises, Inc. (“Paradigm”) has expressed an interest in participating with Win in future operations in its Todd Property, the following proposal is submitted for review and consideration:

1.
Win currently owns a 100% working interest in the lands and leases described as the “Purchase Lands” in Schedule “A” attached hereto. In addition Win controls the lands described as the “Option Lands” in Schedule “A”

2.
Paradigm shall pay the sum of two hundred ninety eight thousand six hundred thirty one ($298,631 US) dollars (US Funds) (hereinafter referred to as the “Purchase Price”) to Win to acquire 10% of Win’s interest in the Purchase Lands subject only to the encumbrances shown in Schedule “A”.

3.	The Purchase Price shall be payable to Win in the form of a certified cheque and shall be payable and received by Win on or before December 31, 2004.

4.
Upon receipt of the Purchase Price from Paradigm by Win, Win shall prepare and circulate for execution by Paradigm a Joint Operating Agreement incorporating the 1981 Operating Procedure together with the 1996 PASC Accounting Procedure utilizing standard rates, elections and amendments. The Joint Operating Agreement shall govern all operations on the Purchase Lands between the parties hereto. The parties hereto agree in advance that the 1981 Operating

WIN ENERGY CORPORATION
Suite 240, 640 - 8th Ave. S.W., Calgary, Alberta T2P 1G7
Bus: (403) 265-7787 - Fax: (403) 265-7767
infor@winenergycorp.com

Procedure shall utilize elective 2401 (B) establishing a right of first refusal on subsequent dispositions by the parties hereto.

5.	Win shall be named Initial Operator under the Joint Operating Agreement and shall conduct all operations with respect to the Purchase Lands in accordance therewith.

6.	Paradigm shall have an option exercisable in writing to acquire a 7.5% working interest in the Option Lands on the following terms and conditions:

a)
In the event Win proposes the drilling of a well on the Option Lands, Paradigm shall have the option to participate in the drilling of the well by paying 10% of the cost to drill, complete, cap or abandon the well. Upon completion or abandonment, Paradigm shall have earned a 7.5% interest in the section on which the well was drilled as well as 1 additional section of Option Lands selected by Win.

	b)	The election of Paradigm to participate in the drilling of a well under this clause shall be in writing within fifteen days of receipt of a notice by Win of its intent to drill on the Option Lands.

	c)	This option shall terminate on December 31, 2006.

d)
Failure of Paradigm to respond to a notice provided pursuant to clause 6 (b) shall be deemed an election not to participate in the proposed well and its right to earn an interest in the two sections listed in the Notice shall terminate.

	e)	Paradigm acknowledges that the Option Lands are subject to a third party agreement and agree to be bound by the terms thereof as if named a party thereto.

7.	The Effective Date of this transaction shall be the date on which Win has received the Purchase Price.

8.
The Purchase Lands include a well located in Lsd 7 of Section 16 in Township 9, Range 2 W5M (hereinafter referred to as the “test well”) which has recently been drilled by Win. Win and Paradigm agree that

WIN ENERGY CORPORATION
Suite 240, 640 - 8th Ave. S.W., Calgary, Alberta T2P 1G7
Bus: (403) 265-7787 - Fax: (403) 265-7767
infor@winenergycorp.com

Win shall assume all costs of drilling and completing or abandoning of the test well up to a gross cost of $1,330,000. Thereafter the parties agree that the costs shall be shared jointly with Paradigm assuming 10% of all costs, risks and expense relating to the test well.

9.
This offer is subject to approval by the Board of Directors of Win which approval shall be received on or before Wednesday December 6, 2004. Failure of Win to secure approval of its Board of Directors shall terminate this Agreement.

10.
Each of the parties hereto shall from time to time and at all times do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

11.	Time shall be of the essence.

12.	Subject to the terms herein, this Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

13.
This Agreement shall be interpreted and construed in accordance with the laws in force in the Province of Alberta. The Parties agree to submit to the exclusive jurisdiction of the courts of the Province of Alberta in any actions related to this Agreement.

14.
The Parties acknowledge they have expressed herein the entire understanding and obligations of this Agreement and it is expressly understood and agreed no implied covenant, condition, term or reservation shall be read into this Agreement relating to or concerning any matter or operation provided for herein.

WIN ENERGY CORPORATION
Suite 240, 640 - 8th Ave. S.W., Calgary, Alberta T2P 1G7
Bus: (403) 265-7787 - Fax: (403) 265-7767
infor@winenergycorp.com

15.	This offer shall remain open for acceptance by Paradigm up to 4 p.m. (MST) on Thursday December 3, 2004.

Yours truly,
WIN ENERGY CORPORATION

/s/ “Matthew Phillipchuck”

Matthew Philipchuk
Vice President – Operations

AGREED TO AND ACCEPTED THIS 3rd DAY OF DECEMBER, 2004

PARADIGM OIL & GAS INC.

/s/ “Brian C. Doutaz”

Brian C. Doutaz
President

WIN ENERGY CORPORATION
Suite 240, 640 - 8th Ave. S.W., Calgary, Alberta T2P 1G7
Bus: (403) 265-7787 - Fax: (403) 265-7767
infor@winenergycorp.com

Schedule “A”

Attached to and forming part of a Participation Proposal dated November 26, 2004 between Win Energy Corporation and Paradigm Enterprises, Inc.

Todd Area, Alberta

The “Purchase Lands”

TITLE DOCUMENT	LAND DESCRIPTION	CURRENT INTERESTS
Crown PNG License No. 5504090384	Twp 8, Rge 2 W5M: Sections 4, 16, 28, SW1/4 33 Twp 9, Rge 2 W5M: Sections 4, SW1/4 9, 16, 21 All PNG	Win 100%
Crown PNG License No. 5504100519
Twp 9, Rge 2 W5M: Sections NE1/4
26, 28, 29,S1/2 & NW 32, Lsds E1/2
9,W1/2 10, W1/2 15, E1/2 16 of 32,
34

Twp 10, Rge 2 W5M: Sections W1/2
5, LsdsE1/2 1, W1/2 2, W1/2 7, E1/2
8, 9,N1/2 10, SW10, 15, 16 of 5

All PNG

Win 100%

Encumbrances:

Crown Lessor Royalty
3% GORR

WIN ENERGY CORPORATION
Suite 240, 640 - 8th Ave. S.W., Calgary, Alberta T2P 1G7
Bus: (403) 265-7787 - Fax: (403) 265-7767
infor@winenergycorp.com

The “Option Lands”

TITLE DOCUMENT	LAND DESCRIPTION	CURRENT INTERESTS
FH Mineral Lease (Lessor: ExxonMobil)	Twp 7, Rge 2 W5M: S ½ Section 33	Win 100%
FH Mineral Lease (Lessor: ExxonMobil)	Twp 8, Rge 2 W5M: Section 3	Win 100%
FH Mineral Lease (Lessor: ExxonMobil)	Twp 8, Rge 2 W5M: Section 5	Win 100%
FH Mineral Lease (Lessor: ExxonMobil)	Twp 8, Rge 2 W5M: Section 9	Win 100%
FH Mineral Lease (Lessor: ExxonMobil)	Twp 8, Rge 2 W5M: Section 15	Win 100%
FH Mineral Lease (Lessor: ExxonMobil)	Twp 8, Rge 2 W5M: S ½ & NE ¼ of Section 17	Win 100%
FH Mineral Lease (Lessor: ExxonMobil)	Twp 8, Rge 2 W5M: Section 27	Win 100%
FH Mineral Lease (Lessor: ExxonMobil)	Twp 8, Rge 2 W5M: Section SE ¼ & N ½ of Section 33	Win 100%

Encumbrances:

18% Lessors’ Royalty
12.5% Convertible Royalty (ExxonMobil Canada) 3% GORR

WIN ENERGY CORPORATION
Suite 240, 640 - 8th Ave. S.W., Calgary, Alberta T2P 1G7
Bus: (403) 265-7787 - Fax: (403) 265-7767
infor@winenergycorp.com